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		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549


				 FORM 8-K

			      CURRENT REPORT
		      Pursuant to Section 13 or 15(d)
		  of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): May 27, 1997



			      CVS CORPORATION
       -------------------------------------------------------------
	  (Exact Name of Registrant as Specified in its Charter)


	     Delaware                            1-1011                          05-0494040
 -------------------------------        ------------------------      ---------------------------------
 (State or Other Jurisdiction of        (Commission File Number)      (IRS Employer Identification No.)
	  Incorporation)



		 1 CVS Drive
	   Woonsocket, Rhode Island                        02895
   ----------------------------------------              ----------
   (Address of Principal Executive Offices)              (Zip Code)



			      (401) 765-1500
	   ----------------------------------------------------
	   (Registrant's telephone number, including area code)



       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

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	       ITEM 5. Other Events.

	       On May 30, 1997, CVS Corporation ("CVS") issued a press release announcing, among other things, the completion of the merger of Revco D.S., Inc. ("Revco") with North Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of CVS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 6, 1997, as amended as of March
19, 1997, among CVS, Revco and Merger Sub. The merger was completed on May 29, 1997 following provisional approval from the Federal Trade Commission of an agreement allowing CVS to proceed with the transaction.

		Pursuant to the Merger Agreement, as a result of the merger, each share of Revco common stock outstanding at the effective time of the merger (excluding Revco treasury shares) was converted into the right to receive 0.8842 shares of CVS common stock.

	       On May 27, 1997, CVS' stockholders approved the issuance of shares of CVS common stock to Revco stockholders in the merger. On May 28, 1997, Revco stockholders approved and adopted the Merger Agreement and the merger.

	       A copy of CVS' press releases dated May 27, 1997 and May 30, 1997 announcing, among other things, the transactions described above are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and by this reference made a part hereof.

	       ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION
		       AND EXHIBITS

	       Exhibit 99.1   Press Release Dated May 27, 1997

	       Exhibit 99.2   Press Release Dated May 30, 1997



				SIGNATURES




	       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			       CVS CORPORATION


Dated: May 30, 1997            By: /s/ Charles Conaway
			       ------------------------------------------
			       Name:  Charles Conaway
			       Title: Chief Financial Officer





			     INDEX TO EXHIBITS



								 Sequential
Exhibit No.                      Description                      Page No.
-----------           --------------------------------           ----------

Exhibit 99.1          Press Release dated May 27, 1997

Exhibit 99.2          Press Release dated May 30, 1997